Exhibit 99.5

ENVIRONMENTAL SITE ASSESSMENT PHASE I

ARCOTRONICS
Via San Lorenzo, 19
SASSO MARCONI (BO)
ITALY

JULY 2007

 ECOMAG for  BLUE SKYE

ECOMAG Sri
Direzione Generale	Sede Legale
Centro Direzione Colleoni	VialeVittorioVeneto, 4
Palazzo Cassiopea 3	20124 Milano - Italy
20041 Agrate Brianza MI - Italy	Capitale Sociale € 10.400,00 i.v.
Tel. +39 039 6423.1	R.E.A. Milano 1591447
Fax +39 039 6892060	C.F. / Reg. Imprese / P. IVA 12811050157
info@ecomag-aa.it

Agrate Brianza,	July 2007
Project n°	874

Messrs
BLUE SKYE S.A.R.L.
26, Rue Philippe II
L-2340 LUSSEMBURGO

For the Attention of: Mr Gianluca D’avanzo

OBJECT:               Environmental  site  assessment  phase 1 of the ARCOTRONICS industrial site located in Sasso Marconi (BO) (Italy)

Dear Sirs,

In compliance with Your request, Ecomag, environmental, security and work health company of American Appraisal group, carried out an environmental site assessment phase I.

INDEX

1	EXECUTIVE SUMMARY	3
2	ENVIRONMENTAL ANALYSIS	4
3	DESCRIPTION	21
4	DOCUMENTS	25
5	OBJECTIVES AND LIMITING CONDITIONS	26
6	GENERAL SERVICE CONDITIONS	27
7	CLOSING REMARKS	30

Project Data

Proj. N.:	874

Prj Manager:	Chiara Faggioni

Site Visit Technicians:	Chiara Faggioni	Ecomag’s party

Site Visit Date:	10th July 2007

Reference persons:	Silverio Ventura Angelo Righi Ortensio Toninello	Arcotronics’s party

Building data

Country:	Italy

Land:	Emilia Romagna

City:	Sasso Marconi (BO)

Address:	Via San Lorenzo, 19

Main Use:	Capacitors production – Technology department

Building typology:	Industrial site Bdg. N. 6

Gross Area (SLP):	About 20,000 sqm

Owner:	Arcotronics Spa

1                            EXECUTIVE SUMMARY

In the next table all costs necessary to achieve the compliance judgement have been identified and subdivided in relation with the following different activities:

•                            Documents tracing;

•                            Technical check / In depth analysis;

•                            Physical adjustment / Management activity.

For each activity, identified costs have been classified as “sure” and/or “potential”:

•                            Sure costs: related to activities considered to be necessarily carried out. In this case costs have been subdivided into short, medium or long term, according to the urgency of the quoted activity;

•                            Potential costs: related to activities which could be necessary on the basis of the results coming from the quoted “sure” activity.

ENVIRONMENTAL SITE ASSESSMENT PHASE I

EXECUTIVE SUMMARY

COUNTRY	ITALY
TOWN	SASSO MARCONE
ADDRESS	VIA SAN LORENZO,19

	ADJUSTMENTS		SURE COSTS			POTENTIAL COSTS
ENVIRONMENTAL ASSESSMENT PHASE I	Adjustment Typology	Description	Short Term 1st year	Medium Term 2nd - 5th year	Long Term 6th - 10th year	min	MAX
	Documents tracing	[OMITTED]	€1,000
	Technical check / by depth analysis	[OMITTED]				€1,000	na
WATER	Physical adjustment / Management activity	[OMITTED]				€500	€2,000
	Physical adjustment / Management activity	[OMITTED]				€10,000	€5,000
AIR EMISSIONS	Physical adjustment / Management activity	[OMITTED]	€1,500
	Physical adjustment / Management activity	[OMITTED]	€2,000
SOIL AND SUBSOIL	Physical adjustment / Management activity	[OMITTED]	€21,000
	Physical adjustment / Management activity	[OMITTED]	€10,000
	Physical adjustment / Management activity	[OMITTED]	€4,000
ASBESTOS	Physical adjustment / Management activity	[OMITTED]				€350,000	na
MAN MADE VITREOUS FIBERS	Technical check / by depth analysis	[OMITTED]	€3,500
OOS	Documents tracing	[OMITTED]	€10,000

	SURE COSTS			POTENTIAL COSTS
TOTAL AMOUNT	Short Term 1st year	Medium Term 2nd - 5th year	Long Term 6th - 10th year	min	MAX
	€53,500	€—	€—	€365,500	€7,000

2     ENVIRONMENTAL ANALYSIS

•              WATER: NOT COMPLIANT

Water supply

Water supply for sanitary, industrial (cooling water) and fire fighting use is granted through drawing from the city supply system. About 25,000 mc were consumed last year, according to the annual declaration sent to HERA (water supplier company).

A well to warrant the water recovery for industrial and fire fighting uses is located within a dedicated room, by the building n.6.

According to the information received during the site visit, the depth of the well corresponds to 7 meters. No documents about the stratigraphy or the technical characteristics of the well are available.

The well is provided with a flow meter. About 9,500 mc were drawn last year, according to the annual declaration sent to HERA (water supplier company).

No documents about the well existence declaration (“Denuncia del Pozzo”), about the authorization to draw (“Concessione per la derivazione di acque sotterranee”) and about the payment of the annual fees are present.

On the basis of the information received by Arcotronics, the verification is currently carried on with competent authorities, in order to verify if the well existence declaration (“Denuncia del Pozzo”) is present.

According to the regulation in force (D.Lgs. 152/06, D.Lgs. 275/93 and RD 1775/1933) all the existing wells have to be denounced and the public groundwater drawing for industrial uses is subject to authorization.

According to the Financial Law 2007, the deadline pertinent to the well declaration is extended until December 31st 2007.

Since the well was realized before 1999, a preferential procedure is available: it is enough to send the filled in declaration form and the application to draw groundwater to Emilia Romagna Region.

At the end of the bureaucratic course, the Region will issue the authorization to draw groundwater and will establish the fees to be paid for the already drawn water and for the future drawings.

Well

Adjustments

Start the procedure to declare the well (in case the declaration should not be present in consequence of the currently carried on verifications) and submit the application to obtain the authorization to draw groundwater.

We point out that, in order to prepare all necessary documents to fulfil authorities’ requirements, it could be necessary to carry out some technical tests on the well.

When the authorization will be delivered, it will be necessary to pay the fees for the already drawn water and for the future drawings.

Wastewaters

Following wastewaters are produced within the site:

•                  Domestic wastewaters coming from the toilet are collected in seven cesspool and then discharged into the public sewer system;

•                  Industrial wastewaters produced by the cooling system are discharged into the public sewer system;

•                  Rainwater (roof and courtyard) are collected within a separated network and discharged into the public sewer system.

About 33,000 m3 of wastewaters were discharged last year, according to the annual declaration sent to HERA (water supplier company).

The document about the regular charges payment is available.

The analytical report about the analysis of the discharged water worked out in January 2007 is available. It was sent to HERA as attachment to the annual declaration.

Waters with content of soda 5% produced by the conductor washing machine are disposed directly as wastes; according to the information received, only the water coming from the last phase of this process, not soda containing, is discharged into the public sewer system.

By the compressors house, an oil separator is installed, the separated water is discharged into the public sewer system, and the oily portion is disposed as waste.

The plan pertinent to the wastewater sewer net is available: three connection points to the civil wastewaters system are placed by San Lorenzo Street.

According to the information received during the site inspection, a first application to get the discharge authorization was submitted to the Municipality of Sasso Marconi in 2000. This authorization proceeding has never been settled.

A new discharging authorization application was submitted to the Municipality of Sasso Marconi in February 13th 2007 by Arcotronics. The documents attached to this application and sent to authorities are not available.

The communication by the Municipality of Sasso Marconi about the start of the authorization course is available (May 31st 2007).

On account of the presence of wastewaters analyses, submitted yearly to HERA, and the regular payment of the discharging fees, we think that there should not be particular bureaucratic impediment to get the authorization.

Adjustments

The compliance judgement is subject to the achievement of the discharging authorization into the public sewer system at the end of the started process. We point out that, in order to obtain the wastewaters discharging authorization some adjustment activities could be required. It is not possible to give an exact evaluation of these activities.

AIR EMISSIONS: COMPLIANT

Heating system

Two boiler houses are present within the site:

•                  Boiler house located within the building n. 1: three natural gas boilers grant the heating of the capacitors division buildings; a further boiler is present to produce warm water during the summer season.

•                  Boiler n.1: it was produced in 2005, rated output 1,163 kW

•                  Boiler n.2: it was produced in 1993, rated output 232.6 kW

•                  Boiler n.3: it was produced in 1987, rated output 1,046.5 kW

•                  Boiler n.4: it was produced in 1983-84, rated output 812 kW

Combustion efficiency and fumes tests were carried out in February 17th and December 28th 2006. Fumes test for the year 2007 have not been carried out yet.

Boiler house Building n. 1

•                  Boiler house located within the building n. 4: one natural gas boiler grants the heating of the technology division buildings; a further boiler is present to produce warm water during the summer season.

•                  Boiler n.1: it was produced in 1983, rated output 581,4 Kw

•                  Boiler n.2: it was produced in 1993, rated output 814 kW

Combustion efficiency and fumes tests were carried out in February 17th and December 28th 2006. Fumes test for the year 2007 have not been carried out yet.

Boiler house Building n. 4

Air emissions

The following air emissions points have been authorized by Provincia di Bologna with authorization
n. 151420/2001, modified by the last authorization n. 251102/2005:

Emission	Activity	Length	Checked substance	Limit	Treatment system	Authorization

E15B	Chip Spraying Department	20 h/day	Dust (zinc and tin)	4,8 mg/Nm3 0,2 mg/Nm3 4,2 mg/Nm3	Tissue filter	151420/2001
E16	Winded Chip Department	24 h/day	Dust VOC (epicloridrine)	5 mg/Nm3 5 mg/Nm3 0,5 mg/Nm3	//	151420/2001
E17	Winded Spraying Department	20 h/day	Dust (zinc and tin)	4,8 mg/Nm3 0,2 mg/Nm3 4,2 mg/Nm3	Tissue filter	151420/2001
E36+37	Phase4 Stacked Sprying	24 h/day	Dust	5 mg/Nm3	Tissue filter	151420/2001
E38-39-55	Phase 11 Stacked Cutting	24 h/day	Dust	2 mg/Nm3	Tissue filter	151420/2001
E42	Phase 8	24 h/day	Alkaline Substances	15 mg/Nm3	//	151420/2001
E47	Unwrapping department	20 h/day	Dust	2 mg/Nm3	Tissue filter	151420/2001
E48	Phase 11 Stacked Cutting	24 h/day	Dust	1 mg/Nm3	Tissue filter	151420/2001
E54	Phase 17- 18-19 polymerized resin flow	24 h/day	Volatile Organic Compound	10 mg/Nm3	//	151420/2001
E56	Phase 12	24	Dust	2mg/Nm3	Tissue filter	151420/2001

	Chip Cutting	h/day
E58	Phase 12 Chip Cutting	24 h/day	Dust	2 mg/Nm3	Tissue filter	251102/2005
E57	Phase 4 Chip Sprying	24 h/day	Dust	5 mg/Nm3	Tissue filter	151420/2001
E59	Phase 11 Stacked Cutting	24 h/day	Dust	2 mg/Nm3	Tissue filter	151420/ 2001
E60	Phase 17- 18-19 polymerized resin flow	24 h/day	Volatile Organic Compound	10 mg/Nm3	//	151420/2001
E61	Chip Extra cycle washing	24 h/day	Alkaline Substances	15 mg/Nm3	//	151420/2001

As prescribed by the authorizations n. 151420/2001 and n. 251102/2005, the starting up of the emission point was communicated by Arcotronics to the “Provincia di Bologna” within one year from the authorizations issue.

Six-monthly analyses by the emission points are regularly carried out. The emissions register was examined during the site inspection. Emissions limits are respected.

Dust suction system E57-E15b-E56

Dust suction system E36-E37

Adjustments

The compliance judgement is subject to carry out the periodical fumes test for the two boiler houses.

SOIL AND SUBSOIL: NOT COMPLIANT

The site is located on a quaternary alluvium of the river “Reno”.

According to the soil investigation carried out in May 2007, the stratigraphy of the soil is the following:

•                 Landfill: thickness between 0,2 m — 0,8 m

•                 Clayey-sandy slime and slimy sand: thickness about 3,0 m

•                 Sandy gravel: thickness between 3,5 m — 5,0 m

The groundwater level is located at 5-6 metres of depth. The aquifer is composed by slimy sand and sandy gravel.

The whole courtyard, used as parking area and waste containers storage is characterized by waterproof pavement (asphalt). Only few decorative green areas are present in front of the building, by the main entrance.

Past contamination

The area were the site is located is characterized by the contemporary presence of both commercial and industrial activities and residential buildings.

According to the information received, the Arcotronics activities within the site began in the sixties; before, the site was consisting of free fields.

The first building, (building n. 1) was built in 1962. The other building was mainly constructed between sixties and eighties.

In May 2007 a soil survey was carried out by Arcotronics, in order to verify the absence of soil contamination.

During this investigation, worked out by FARO Service srl, the following activities were carried out:

•                            11 vertical boreholes, 10 meters deep, with analysis of 26 soil samples to define the presence of soil contamination; the boreholes were carried out in the following points:

•                  south-west boundary of the property;

•                  north-east boundary of the property;

•                  waste storage area to the north west of the property;

•                  between the blg n.1 and blg n.4, near the two inactive underground storage tanks in the past used to feed the boiler house of the blg n. 4;

•                  between the blg n.1 and blg n.3, near the inactive underground storage tank in the past used to feed the boiler house of the blg n. 1;

•                  in the courtyard between the blg n. 1 and blg n.2;

•                  between the blg n.2 and the south boundary of the property, near the underground storage tank in the past used as fuel oil storage of the boiler house by the blg n. 1, and at present used as storage of the fire fighting water.

•                            2 piezometers, located at the south-west and north east boundary of the property, with analyses of 2 water samples to define the possible water contamination;

•                            drawing of 2 soil samples to determine the physical characteristic of the soil;

Lab analyses were carried out in order to define the presence of the following substances:

•                            Metals;

•                            Heavy and light hydrocarbons;

•                            Aromatics Hydrocarbons (BTEX);

•                            Polycyclic Aromatics Hydrocarbons.

The same substances were investigated by the groundwater.

The analytical results of the survey carried out on the soil and groundwater didn’t show the presence of law limit exceeding (CSC “Concentrazioni Soglia di Contaminazione”), as established by the current Italian environmental regulation D.Lgs. 152/06 for industrial areas.

Measured values are very low, even lower than the law limits for residential areas and the analytical detectable limits. Only in one point (near the UST of between the blg 1 and 3) the concentration is just higher than law limits for residential areas.

Boreholes between blg 1 and 3

Piezometer to the south-west of the property

Underground storage tanks

The following inactive underground storage tanks are still present within the site:

•                  2 underground storage tanks, capacity 25 m3, located in the green area between the blg n. 1 and blg n. 2. The tanks were used as fuel oil storage for the boiler house of the building n. 2 till 1993, when the supply changed to natural gas.

During the site inspection, it was verified that the tanks were emptied, but not cleaned. No documents about possibly carried out activities are available.

The soil samples drawn near the USTs didn’t show the presence of fuel oil leaks from the tanks.

•                  1 underground storage tank located in the green area between the blg n.3 and blg n.1. The tank, capacity 15 m3, was used as fuel oil storage for the boiler house of the building n. 1 till 1987.

During the site inspection it, was verified that the tank was emptied, but not cleaned. No documents about possibly carried out activities are available.

We point out that, in the past, two further underground storage tanks were present in the same area. They were located in correspondence of the blg n. 2, and removed during its construction.

The soil sample drawn near the UST didn’t show the presence of fuel oil leaks from the tank.

•                  1 underground storage tank, capacity 120 m3, located in the green area between the blg n.8 and the south boundary of the property. The tank was used as fuel oil storage for the boiler house of the building n. 3 from 1987 to 1993. Now it’s used as fire fighting water storage. According to the information received during the site visit, the tank was cleaned with the sandblast technique.

The soil sample drawn near the UST didn’t show the presence of fuel oil leaks from the tank.

First UST, located in the green area between the blg n. 1 and blg n. 2

Second UST, located in the green area between the blg n. 1 and blg n. 2

UST located in the green area between the blg n. 3 and blg n. 1

UST at present used as fire fighting reserve

Other potential soil contamination sources

Raw materials are mainly consisting of metals (Aluminium, tin, zinc) and metallized films.

Dangerous substances used within the site are mainly consisting of solvents and diluents. Small quantities of inks are used to stamp the capacitors. The epoxy resins are prepared in a dedicated room with concrete basin. The resins are storages in plastic tanks with safety basin.

Raw materials and wastes are stored in proper spaces both in closed rooms and outside.

We point out that liquid substances stored outside in metal drums, mainly in the wastes area to the north-west of the property, are not systematically provided of safety basins and covering.

Metal drums stored outside

Adjustments

Monitor the groundwater quality through periodical samplings and lab analyses of the water drawn by the piezometers.

Clean the three inactive underground storage tanks and relative inspection wells in order to remove the fuel oil residuals and to predispose the definitive laying-up of the USTs (filling with inert materials).

We suggest realizing safety basins and covering for the liquid substances stored in the external area, in order to contain eventual leaks from the drums.

•              WASTES: COMPLIANT

Following special and dangerous wastes are produced:

Waste code	Waste typology
060204	Alkaline Solutions
060314	Salts and their solutions
080312	Ink rejected
110111	Washing aqueous solutions
120109	Oily emulsion
140602	Methylene chloride
140603	Exhausted solvent
200121	Fluorescent lamp

About packaging, following quantities were produced in 2006:

•                  Paper and cardboards: 110,7 Kg

•                  Wood: 100 Kg

•                  Plastics: 53 Kg

In relation with transport and final receivers, available documents show that wastes are managed in compliance with Italian regulations. The “physical” management within the site (storage waiting for removal and disposal) should be improved as described in the paragraph about “soil and subsoil”.

Adjustments

None

•          ASBESTOS CONTAINING MATERIALS: NOT COMPLIANT

During the site inspection the following asbestos containing materials were identified:

•                            Barrel roofing in asbestos concrete of the spraying department and warehouse of the building n.1: the material, installed in the sixties, is in sufficient conditions. The estimated extension of the roof is about 1,150 m2;

•                            Roofing in asbestos concrete of the chip department of the building n.1: the material, installed in the sixties, is in sufficient conditions. The estimated extension of the roof is about 2,400 m2;

•                            Roofing in asbestos concrete of the stacked department of the building n.1: the material, installed in the sixties-seventies, is in sufficient conditions. The estimated extension of the roof is about 3,200 m2;

•                            Roofing in asbestos concrete present in some portion of the building 6 (warehouse and carpentry): the material, installed in the eighties, is in sufficient state of maintenance. The estimated extension of the roof is about 270 m2;

•                            Roofing in asbestos concrete of the building n.2 (Refectory and CED) the material, installed in the seventies, is in sufficient conditions. The estimated extension of the roof is about 640 m2;

•                            Wall of the chemical lab in asbestos concrete of the building 1: the material, installed in the seventies, is in sufficient conditions. The estimated extension of the roof is about 50 m2.

We point out that the Management plan of the asbestos containing material in compliance with DM 6/9/94 is not present.

It is necessary to predispose this plan that provides for the following activities:

•                            appoint a person responsible of the asbestos containing materials management;

•                            make an inspection in order to verify the maintenance state of the materials and to value the possible fibres release;

•                            inform the workers, with particular attention for the employees who are responsible for the maintenance, about the location of the asbestos materials

•                            plan the procedure for the ordinary maintenance of the materials;

•                            plan a yearly monitoring system in order to verify the material maintenance conditions.

Barrel roofing of the building n. 3 Roofing of the building n.4-5-6

Roofing of the building n.7-8-9 (Stacked department)

Roofing of the building n.8 (Refectory and CED)

Adjustments

It is necessary to predispose the Management plan of the asbestos-concrete materials, in compliance with DM 6/9/94.

On account of the age of the asbestos-concrete materials we suggest planning the future removal and disposal of the roofings in compliance with DM 6/9/94.

•              MAN MADE VITREOUS FIBRES: NOT DEFINABLE

During the site inspection the following materials, containing man made vitreous fibres, which could be dangerous (breathable), according to Italian regulations C.M. n. 4 of March 15th 2000 were identified:

•                  Insulation of hot water pipelines present within the boiler house of the building n.4. The material, installed in the nineties, is confined in a metal carter and it is in good state of maintenance.

•                  Insulation of hot water pipelines present in the boiler house of the building n.1. The material, installed in 1989 during the refurbishment of the system, is confined in a metal carter and it is in fair state of maintenance.

•                  False ceiling panels present in the CED offices of the building n.2;

•                  False ceiling panels present in the office at the first floor of the building n.5;

At present there are not currently regulations prescribing how man made vitreous fibres should be treated. In accordance with the D.M. of 1 September 1998 and the D.M. of 2 February 1999, the fibres are classified as carcinogenic materials of second or third class, according to the alkaline and alkaline-earth oxide content.

The risk sentences to be applied are the following:

•                  “R38 — irritant for the skin”;

•                  “R40 — it could have irreversible effects”.

For this reason, in the case of direct work on this materials (for example, maintenance work on the false-ceiling panels) the Circ. Min. n. 4 of 15/03/2000 recommends:

•                  avoiding exposition and obtaining special instruction before use;

•                  using protective equipment and gloves.

Insulating pipelines

False ceiling panels

Adjustments

Italian regulations do not provide for any actions on man made vitreous fibres, even on those ones defined as dangerous according to CM n. 4 of March 15th 2000.

We suggest to carry out an environmental site assessment of phase II through sampling and lab analysis, in order to verify the fibres riskiness, in particular in case of extraordinary maintenance activities on them.

•          PBC/PCT CONTAINING EQUIPMENTS: COMPLIANT

Policlorinebiphenyl (PCB) and Policlorinetriphenyl (PCT) are carcinogenic materials, in the past used as diathermic oils in the transformers.

In the site are present the following oil equipments that could contain PCB according to the installation year:

Location	Transformer N.	Installation year	Power	Total Weight	Oil Weight	PCB
	C3041	1986	500 kVA	1850 kg	400 kg	Presence of label concerning
Electrical						the absence of PCB verified by
Cabin Building	27800	1976	400 kVA	n.d.	n.d.	the company “SIRMET
N.1						Elettrica” in 1990
	B9586	1983	500 kVA	1700 kg	330 kg	n.d.
	6550	1989	800 kVA	2450 kg	520 kg	Presence of a declaration
Electrical						issued by the oil producer
Cabin Building	n.d	Probably	800 kVA	n.d.	n.d.	company “BERGOLINE”
N.4		1989				attesting the absence of PCB
						in the oil

As specified in the table, two transformers present in the Electrical cabin of the building n. 3 are provided of the label pertinent to the oil analyses carried out by the company “Sirmet Elettrica” in 13rd June 1990. The two labels quote the number of the transformers and the PCB content.

The transformers present in the Electrical cabin of the building n. 15 are provided of a declaration submitted by the oil producer company, “BERGOLINE” to the transformer producer company “CTE” attesting that all supplied oils are PCB free, according to the lab analyses carried out.

On account of the age of the execution of the oil lab analyses, the absence of the analyses of one transformer of the electrical cabin in bld n.3 and the only presence of a declaration attesting the absence of PCB by the transformers of the electrical cabin in bld n.15, Arcotronics disposed the execution of new lab analyses in order to verify the absence of PDB in the equipments.

In the site the following electrical equipments, not PBC containing are present:

•                  Electrical cabin building n. 13:

•      1 oil transformer N.5374, power 630 kVA, installed in 1995 (PCB free)

•      1 dry transformer, power 630 kVA, installed in 1995

Oil transformers

According to the information received, in the past, in the seventies, PCB containing oil could have been used for the conductors’ production in a small portion of the building n.1. This department was dismantled and the cement basins, used for this process, do not exist anymore.

Adjustments

The compliance is subject to the absence of PCB in the transformers oil, attested by the analytical results that Arcotronics is carrying out.

•              OZONE DEPLETING SUBSTANCES: COMPLIANT

According to the information received, the following cooling systems containing refrigerant gas R22, ozone depleting substances, are present in the site:

•                            5 cooling systems by the building n. 4

•                            1 split used by the air compressors room of the building n. 4

•                            1 cooling systems by the office building n. 3

•                            about 19 cooling systems, located inside and on the roof, by the conductor department buildings (bld n. 1);

•                            1 cooling system, located on the roof, by the building n. 2 (refectory and CED)

We point out that gas R22 can be used until 2015. It is necessary to draw up the plant booklet (“Libretto di Impianto”) in compliance with D.P.R. 147/06

We point out the presence of the following cooling system containing not ozone depleting refrigerant gas:

•                            11 split units in the building n. 5 (Warehouse)

Cooling system

Adjustments

We point out that the use of the gas R22 is currently permitted until 2015. It is not possible to evaluate today the cost of the gas disposal and replace in 8 years.

The compliance is subject to draw up the plant booklet (“Libretto di Impianto”) in compliance with D.P.R. 147/06 and to carry out a periodical control of gas leakages.

•          NOISE EMISSIONS: COMPLIANT

An acoustic survey was carried out in April 2001 in consequence of some complaints by neighbours and of a municipal ordinance.

In the Arcotronics site, the following noise emission points were present:

•                  Dust suction systems (working from 10 pm of Sunday till 1 pm of Saturday);

•                  Air emission chimney coming from other systems (working 24h)

In consequence of the acoustic measures carried out in April 2001, a law limit exceeding of the noise produced by those plants was identified (“limite di immissione”).

Some soundproofing activities were realized: barriers realization and encapsulation of some plants.

•                  Plants located to the north side of the old portion of the factory: installation of soundproofing and sound adsorbent baffles;

•                  Plants located to the south side of the old portion of the factory: encapsulation of the engines with soundproofing and sound adsorbent materials.

In October 2002 a new acoustic survey was carried out, after realizing the acoustic interventions.

Measures were carried out by the following receivers:

•                  Residential receivers – north side of the old portion of the factory

•                  Residential receivers – south side of the factory

The results of the measures show that the acoustic interventions reduced but not eliminated completely the law limits exceeding.

In consequence of this survey, Arcotronics increases the engines and filter maintenance, in order to cut the acoustic levels.

No complaints by neighbours are known at present and no new municipal ordinances have been ever sent after the described interventions.

On account of that and of the periodical substitution of the plants or portion of plants, we don’t think it is necessary to realize new soundproof interventions.

Soundproofing and sound adsorbent baffles

Adjustments

None

3          DESCRIPTION

3.1       Zoning

The subject property is located in the municipality of Sasso Marconi, in the North-Eastern zone of the town intended for handicraft-industrial use, in the same area there are also buildings intended for residential and commercial use.

Sasso Marconi has a total population of 14,000 inhabitants, it is located about 29 Km to the South of Bologna, along the state road n°64 Porrettana, (connecting Bologna and Pistoia); few hundred metres to the South of the historical centre there is the junction of the highway A1 – E35 (Milano – Bologna – Firenze), and in this point the state road n°325 begins connecting Sasso Marconi and Prato. In correspondence of the junction there is the yard of the “Variante di Valico”, that is close to the subject property.

The city is served by the railway line Bologna - Pistoia, the nearest airport is in Bologna, locate about 20 km away from the town. Moreover there are public bus transport lines connecting the town with the smaller towns and with Bologna.

Sasso Marconi, is located in a hilly zone: the altitude goes from 73 to 667 metres, it is mainly located along Porrettana road and in the surrounding flat lands. The town is characterized by the presence of partly abandoned industrial sites along Reno river.

Zoning:

3.2      Site description

The subject property consists of an “L” shaped plan lot of land where there are n. 6 buildings and technical rooms, roofings and manoeuvring areas, in front of the buildings there is atrapezioidal lot of land intended for parking use.

•                            The “conductor production” building (n. 1) is one storey and it is intended for productive use: electric condensers are produced, there are also some offices, dressing room and the toilets located in the central portion of the building. The internal partition walls consists of aluminium and glass (production zone, offices and storages), the toilets present brick-walls. The building was constructed in three periods of time: the first construction is made of reinforced concrete beams and pillars, with brick-walls, the second presents a metal structure and the third is made of reinforced concrete beams and pillars with cement walls. The roof is mainly in asbestos-concrete and partly saw-tooth and partly cone shaped, there are roof-lights and lateral windows made of aluminium and glass. The paving is made of gres tiles and cement coated with resin.

•                            The “CED and refectory” building (n. 2) is a rectangularly shaped building, on the ground floor there are the dressing room, the call centre, the reception, the storages and the data processing room; on the first floor there are the canteen and another data processing room. The load bearing structure is made of reinforced concrete, there are cement slabs, the paving is coated with ceramic and gres tiles, in the offices there is wooden floating paving. The two floors are connected by two reinforced concrete stairs, there are glass curtain walls. The roof is in asbestos-concrete panels.

•                            The “office” buildings (n. 3) consists of two two-storey units connected by a metal structure.

It is mainly intended for office use, but there are technical rooms and toilets, the different floors are connected by four staircases, two indoor and two outdoor with metal structure. Between the two buildings there is a cavedium accessible by the ground and the first floor.

•                            The “technology” building (n. 4) Building four is connected with building three by a metal structure The building n. 4 is intended for production use, the load bearing structure is made of prefabricated concrete. In the Southern portion there are some technical rooms, on North there are a productive room and a roofing with metal structure and plastic coatings. The building is internally two storey because the technical rooms are less high and there is a mezzanine accessible by a metal stair.

•                            The “warehouse” building (n. 5) The building n. 5 presents a rectangularly shaped plan, it is intended for storage use. The load bearing structure is made of reinforced concrete with flat roof. On the eastern side there is a mezzanine hosting some offices and the toilets, it is accessible by two stairs, one external and the other internal both with metal structure.

•                            The “Technical and storage” building (n. 6) The building n. 6 presents a rectangularly shaped plan, it is intended for technical rooms and storage use and it is located on the southern area of the property.

There are also independent technical rooms located on the Southern area of the subject property, there are also two roofings with metal structure located on North-West.

The outdoor area is asphalted, there are some ornamental green areas that regulate the internal traffic; the access is on via San Lorenzo.

The square facing the entrance is intended for parking use and the access is regulated by an authomatic bar. This are is lightended and subject to passage easement (long-distance power line).

3.3                  Site history

The construction of the industrial site began in 1962. The site has always been used by Arcotronics. On account of the historical photos of the site it was possible to verify that, before constructing it was raw land.

The building was built in different time:

•                            Blg n.1: from 1962 to 1976

•                            Blg n.2: in 1971

•                            Blg n.3 in 1987

•                            Blg n. 4 in 1992

•                            Blg n. 5 in 1988

The site has been subject to different renovation activities during years.

4                            DOCUMENTS

All the analysed documents have been listed in the next table.

ENVIRONMENTAL DOCUMENTS

TOWN	SASSO MARCONI	DISTR.	BO
ADRESS	Via San Lorenzo. 19

ENVIRONMENTAL

Date	Type of document	Object	Attachment	Notes
05/31/2007	Communication	Communication of the Sasso Marconi Municipality about the starting of the Discharge Authorization renew procedure (DLgs 152/06)	—	Issued by Sasso Marconi Municipality

02/13/2007	Application for authorization	Application for waste waters discharge authorization	Waste waters - Analytical report	Stamped of the City of Sasso Marconi in 29/05/07

06/12/2007	Bill	Waste waters bill	—	Issued by HERA (water supplier company)

1-30-7	Declaration	Annual declaration about the waste waters discharged in the public sewer system	—	Sent to HERA (water supplier company)

n.d.	Plan	Waste waters network plan	—	—

10-31-1	Authorization	Air emission authorization n. 151420/2001	—	Issued by “Provincia di Bologna -Assessorato Ambiente*

07/12/2002	Communication	Communication of the “Provincia di Bologna’’ about the starting up of the emission points	Air emission points - Analytical reports	—

9-29-5	Authorization	Air emission authorization n. 251102/2005	—	Issued by “Provincia di Bologna -Assessorato Ambiente”

07/03/2006	Communication	Communication of the “Provincia di Bologna” about the starting up of the emission points	Air emission points - Analytical reports	—

1-19-7	Booklet	Air emissions booklet	—	Periodical monitoring of the emission points

05/01/2007	Technical report	Soil contamination study of the Arcotronics area located in Sasso Marconi	—	Issued by the company FARE Service srl

12-31-6	Declaration	MUD - Modello Unico di Dichiarazione Single Declaration Form	—	Declaration about wastes produced in 2006

n.d.	Declaration	Declaration about the PCB content in the oil supplied to company CTE (transformer productor)	—	Issued by BERGOLINE (oil productor)

12-22-2	Technical report	Noise emission impact assessment	—	Issued by a qualified acoustic technician

05/07/2001	Communication	Forwarding of the noise emission impact assessment carried out in 04/05/01 to the Municipality of Sasso Marconi	Noise emission impact assessment carried out in 05/04/01	Stamped by the City of Sasso Marconi

05/21/2003	Risk assessment	Chemical agents Risk Assessment	—	—

5                           OBJECTIVES AND LIMITING CONDITIONS

5.1                 Objectives of the analysis

Phase I Environmental Due Diligence: Inspections and document analyses are carried out in order to verify that present and past activities comply with regulation and also in order to assess their possible environmental impact or contamination, without the execution of sampling, laboratory analysis, or technical tests.

During the inspection, analyses of the following were carried out:

•                            Sources of water supply;

•                            Water collection and draining system;

•                            Atmospheric emissions and the management thereof;

•                            Storage and management of special and hazardous waste materials;

•                            Potential sources of contamination of the soil and subsoil;

•                            Materials potentially containing asbestos (ACM) and the management thereof;

•                            Materials containing artificial vitreous fibers;

•                            Systems and equipment that may contain PCB/PCT synthetic oil;

•                            Materials hazardous to the ozone layer;

•                            Presence of noise emissions

5.2                 Limits of the analysis

ECOMAG has chosen adequate levels and methods of analysis in order to determine the state of the property subject to inspection, with particular attention being paid to environmental liabilities.

All activities deemed appropriate and necessary for the specific circumstances of the analysis have been carried out.

The analysis is based on observing the site, analysing documents available on site or in the data room, and on information obtained from the competent authorities.

During the course of the analysis, any documents obtained that were different from those provided by the Client were not examined.

During the course of the environmental analysis, samples or analyses of materials, soil, and water were not carried out.

Therefore the possibility of additional liabilities that cannot be verified through a visual inspection or through a document analysis should not be excluded.

In cases where the documentation is not considered to be consistent with the dimensions of the property, with the activities carried out, and with the documentation required, in-depth studies aimed at keeping the property in compliance with the applicable regulations are recommended in the Conclusions.

Estimates were not obtained in order to determine the total costs of the works recommended and the costs applied are average values that have been estimated based on our experience with the type of work required.

It is the opinion of ECOMAG that the present or potential liabilities are those outlined in this report and in the relative attachments. However, it is not possible to completely exclude the presence of additional non-compliant situations in certain areas, in addition to those presented.

6                            GENERAL SERVICE CONDITIONS

6.1                 Agreement

The Contract governing this engagement, including these General Service Conditions, represents the entire agreement between ECOMAG and the Client. It supersedes any prior oral or written agreement and may not be altered except by the mutual agreements of all parties thereto.

6.2                 Non transferability of Contract and Credit

None of the Parties can transfer the contract to Third Parties, either in whole or in part, without prior written agreement of the other Party, as provided for by art. 1406 c.c, except in the case of conveyance of the firm.

The Client may not delegate Third Parties to make the whole payment of the compensation in favour of ECOMAG, without the written agreement of ECOMAG.

The results of the analysis may be used exclusively by the Client. Only the signed Client may rely on the results of the analysis carried out by ECOMAG.

6.3                 Communication

Both parties have the right to communicate information by means of electronic media including e-mail and faxes unless such communication forms are expressly prohibited in the Contract. The Client is expected to communicate and to give information to the Client Service Team assigned by ECOMAG to this engagement. The Client shall not assume nor enlist the Client Service Team assigned by ECOMAG to any work contemplated by the Contract to have knowledge of information provided to others not part of the team.

6.4                 Contingent Fees

ECOMAG’s compensation is not contingent in any way upon its opinion or conclusions or upon any subsequent event directly related to those opinions or conclusions.

The Client shall pay ECOMAG’s invoices in accordance with their stated terms.

6.5                 Confidentiality

ECOMAG is obligated to maintain the confidentiality of the Client’s confidential information with the same degree of care that ECOMAG uses to keep its own materials confidential and shall not disclose it to anyone or use it for any purpose whatsoever other than the Client’s engagement except in the event that ECOMAG is legally compelled to disclose such information. Should this situation arise, ECOMAG shall provide the Client with prompt written notice so that the Client may seek a protective remedy, if available.

ECOMAG is obligated to comply with the regulations included in the new code with regards to the protection of personal information (Legislative Decree n. 196 dated 30 June 2003).

ECOMAG shall have the right to provide access to work files as required to comply with any quality or compliance audits administered by any necessary accreditation or standards organization with which its employees are associated. Any such access shall continue to be subject to the same confidence by both ECOMAG and the applicable organization.

Information shall not be treated as confidential if:

i)                            It is now or later becomes available to the public;

ii)                         At the time of disclosure to ECOMAG, the information was already in its possession;

iii)                      The information was obtained from a Third Party under no obligation of confidentiality to the Client.

ECOMAG shall have the right to include the Client’s name in its client list.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report shall be disseminated to Third Parties through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of ECOMAG.

6.6                 Force Majeure

Neither the Client nor ECOMAG shall be liable for delays or for failures to perform according to the terms of the Contract due to circumstances that are beyond their individual control.

6.7                 Governing Law, Jurisdiction and Venue

This Contract shall be governed exclusively by the Italian Law.

Any disputes regarding these agreements will be handled exclusively by the Italian Judge and will fall within the territorial jurisdiction of the Court of Milan.

6.8                 Indemnification

The Client shall indemnify and compensate ECOMAG for any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorney fees, to which ECOMAG may become subjected in connection with this engagement, except for those judicially determined to have resulted from the negligence or intentional misconduct of ECOMAG.

ECOMAG shall indemnify and compensate the Client for any and all losses, claims, or expenses for bodily injury or property damage, in proportion to that which is caused by ECOMAG personnel or representatives during the performance of the engagement, except to the extent of the Client’s negligence.

ECOMAG’s liability to the Client shall in no event exceed the fees it receives as a result of the engagement, except to the extent determined to have resulted from the negligence or intentional misconduct of ECOMAG.

While on the Client’s premises, the personnel assigned by ECOMAG to any work contemplated by the Contract shall comply with all posted safety instructions or safety procedures requested by the Client.

6.9                 Independent Contractors

ECOMAG and the Client shall operate as independent contractors with respect to each other. ECOMAG reserves the right to use subcontractors in executing the engagement. ECOMAG is an equal opportunity employer.

6.10          Matters Legal in Nature

ECOMAG has not carried out any investigation regarding the title of or any liabilities against the property appraised, nor has any examination been executed regarding cadastral, zoning, building, system, environmental, or safety characteristics though the analysis of documentation other than that supplied by the Client. ECOMAG has not obtained information and/or documents from public bodies, technical offices, or document archives, unless otherwise specified in the contract. Unless otherwise stated in the contract, ECOMAG has assumed that the owner’s claim is valid, the property rights are exercisable and transferable, and that there are no encumbrances that cannot be cleared through normal processes.

6.11          Reliance on Information Provided by the Client

ECOMAG is entitled to rely without independent verification on the accuracy and completeness of all of the information provided by the Client or its advisors upon which ECOMAG will base its conclusions, or which is simply cited in the report.

Although obtained from sources believed to be reliable, ECOMAG does not make any guarantee nor assume any responsibility regarding the truth or accuracy of any data, opinions, or estimates provided by others, unless the verification of such information is expressly stated.

6.12          Retention

Unless stipulated to the contrary in this proposal or in a subsequent written agreement, ECOMAG retains all files, documents, work papers, and other results, acquired during the course of the engagement as its property. Such materials will be retained for a maximum period of 5 years.

6.13          Standard of Performance

ECOMAG shall carry out the engagement in accordance with applicable professional standards. However, professional services usually involve judgements made in uncertain environments and based on an analysis of data that may be unverified or subject to change over time.

6.14          Limits of the Engagement

ECOMAG is only obligated to observe the conditions and speculations of the Contract regarding services specifically identified in the Contract itself and in any subsequent written agreements related to the adjustment of such services. Therefore this engagement is not applicable to any services that are not correlated, nor does it include the responsibility to update any work carried out once it has been completed.

Furthermore, ECOMAG reserves the right to refuse the provision of any additional services in any situation where it is deemed that such services may create a real or perceived conflict of interest, or in any situation where such activity may be illegal or in violation of applicable regulations or professional standards.

Should you find the parameters outlined above acceptable, we request that you send us a copy of the enclosed letter of acceptance dutifully filled out in its entirety and signed in accordance with art. 1341 and 1342 c.c.

7                            CLOSING REMARKS

The present work was managed by Claudia Soravia under the check of Chiara Faggioni and performed by ECOMAG staff:

•                            Mr Ermanno Pievani

•                            Mrs Chiara Faggioni

•                            Mrs Claudia Soravia

•                            Mr Paolo Foi

•                            Mr Michelangelo Longo

ECOMAG has carried out the present engagement as an environmental consultant, and is certain that the information contained in this report is in live with the expectations of any future beneficiaries.

For any clarifications or additional information, we ask that you please feel free to contact ECOMAG at your convenience.

Best Regards,

Agrate Brianza

ECOMAG – Environmental Management

/s/ Ermanno Pievani	/s/ Chiara Faggioni
Ermanno Pievani	Chiara Faggioni
Technical Manager	Engagement Manager